NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of January 20, 1998 between CENTENNIAL BANCORP, an Oregon corporation (the "Company"), and THADDEUS (TED) R. WINNOWSKI (the "Optionee").

         Pursuant to the Company's Restated 1995 Stock Incentive Plan (the "Plan"), and Optionee's Employment Agreement with the Company, dated July 29, 1997 (the "Employment Agreement"), the Company has granted Optionee a nonstatutory stock option to purchase shares of the Company's Common Stock, with par value of $2.00 per share (the "Common Stock"), in the amount indicated below.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Option Agreement, the parties agree as follows:

         1. GRANT. The Company grants to Optionee, upon the terms and conditions set forth below, the right and option (the "Option") to purchase 50,000 shares of Common Stock at an exercise price of $29.75 per share (the "Exercise Price"), subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall govern. The Option is a Nonstatutory Stock Option and is NOT intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. TERM OF OPTION. Subject to reductions in the term of the Option as provided in the Plan and this Option Agreement, the Option shall continue in effect until 25 years from the date of this Option Agreement and may be exercised during such term only in accordance with the provisions of the Plan and this Option Agreement.

         3.       VESTING.

                  3.1 TIMING OF EXERCISE. The Option may be exercised in accordance with the following schedule: (a) on the first anniversary of the date hereof, one-third of the shares purchasable under the Option may be purchased, in whole or in part, at any time thereafter until the Option expires; and (b) continuing on each of the second and third anniversaries of the date hereof, an additional one-third of the shares purchasable under the Option may be purchased at any time thereafter until the Option expires.

                  3.2 SPECIAL VESTING PROVISIONS. Notwithstanding the foregoing, in the event that Optionee's employment with the Company terminates on account of (i) death; (ii) Disability; or (iii) termination of the Employment Agreement by the Company without Cause or by Optionee with Good Reason, Optionee shall have the right to purchase all of the shares purchasable under the Option in accordance with Section 4. Furthermore, in the event that the Company incurs a Change of Control, Optionee shall


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have the right to purchase all of the shares purchasable under the Option.
Employment by a parent or subsidiary of the Company shall be deemed to be employment by the Company. The definitions in the Employment Agreement apply for purposes of this Section 3.2.

         4.       EXERCISE OF OPTION.

                  4.1 RIGHT TO EXERCISE. While Optionee is employed by the Company, the Option is exercisable during its term in accordance with Section 3 and the applicable provisions of the Plan and this Option Agreement. In the event that the Optionee's employment with the Company or a parent or subsidiary of the Company terminates for any reason during the term of the Option, the Option may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of one year after the termination date, but only to the extent that the Option was vested and exercisable under Section 3 at the date of termination. In such event, to the extent that the Option was not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

                  4.2 METHOD OF EXERCISE. The Option is exercisable by delivery of an exercise notice, which notice shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares") and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. In addition, Optionee agrees to execute, as a condition of Option exercise, such agreements respecting the Exercised Shares as the Committee, in its reasonable discretion, determines to be required under the terms of agreements to which the Company is a party or otherwise advisable and in the best interests of the Company. The exercise notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The exercise notice shall be accompanied by payment of the aggregate Exercise Price as to all the Exercised Shares. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price. For income tax purposes the Exercised Shares shall be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

         5. CONDITIONS. The obligations of the Company under this Option Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company will use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any national securities exchange on which the Common Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Option Agreement or the listing of such shares on any such exchange. The Company shall not be obligated to issue or deliver shares of Common Stock under this Option Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.


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

         6. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of
Optionee:

                  (a)      cash; or

                  (b)      check; or

                  (c) delivery of such documentation as the Committee and Optionee's broker shall require to effect an exercise of the Option and delivery to the Company of the sale or margin loan proceeds required to pay the aggregate Exercise Price of the Exercised Shares; or

                  (d) surrender of other shares of Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state, and local withholding tax requirements.

         7.       PROVISIONS RELATING TO TRANSFERABILITY.

                  7.1 RESTRICTIONS ON TRANSFER. With the consent of the Committee, which consent may be withheld in its sole discretion, all or any portion of the Option may be assigned or transferred to the Optionee's immediate family (i.e., children, grandchildren, spouse, parents and siblings), to trusts for the benefit of the Optionee's immediate family members, and pursuant to qualified domestic relations orders. No consideration may be paid for any permitted transfer of the Option and, after any permitted transfer, the Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer, except that: (i) subsequent transfers of the portion of the Option that has been transferred shall be prohibited except by will or the laws of descent and distribution; (ii) for purposes of Sections 3.2 and 4.1, the term "Optionee" shall refer to the original Optionee and not the transferee; (iii) the events of termination of employment specified in Sections 3.2 and 4.1 shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the period, specified in Section 4.1; and
(iv) the original Optionee shall remain subject to withholding taxes upon exercise of the Option by the transferee. Before permitting any transfer, the Committee may require the transferee to agree in writing to be bound by all other terms and conditions applicable to the Option prior to its transfer. Except with the consent of the Committee, the Option shall not be transferable otherwise than by will or the laws of descent and distribution.



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

                  7.2 EXERCISE BY LEGAL REPRESENTATIVE OR SUCCESSOR. Whenever the word "Optionee" is used in any provision of this Option Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

         8. ADJUSTMENT IN OPTION SHARES. In the event any change is made to the Company's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Option Shares subject to this Option and (ii) the Exercise Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder. Any such adjustment made by the Committee shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above or in lieu of having the Option continue unchanged, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability.

         9. LEGENDS. Certificates representing the shares subject to this Option Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

         10. EMPLOYMENT. Nothing in the Plan or in this Option Agreement shall (i) confer upon the Optionee any right with respect to employment with the Company or any affiliate of the Company or (ii) interfere in any way with the right of the Company or any affiliate of the Company to terminate the Optionee's employment. In all matters with respect to Optionee's employment, the terms and conditions of the Employment Agreement shall control.

         11. THE PLAN. The Option is subject to the terms and conditions of the Plan.

         12. DEFINITIONS. Any capitalized term in this Option Agreement which is not defined herein and which is defined in the Plan shall have the same definition as in the Plan.

         13. GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan and this Option Agreement shall be construed in accordance with the laws of the state of Oregon.

         14. HEADINGS. Headings contained in this Option Agreement are for reference purposes and shall not affect the meaning or interpretation of this Option Agreement.


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         15. GENERAL. Optionee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Option Agreement.

OPTIONEE:                                            CENTENNIAL BANCORP


 /s/  Thaddeus R. Winnowski                 By  /S/ Cordy H. Jensen
------------------------------------           ---------------------------------
Thaddeus R. Winnowski                       Title  Secretary
                                                   -----------------------------



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


                                CONSENT OF SPOUSE


                  The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase shares of Common Stock as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement, and further agrees that any joint or community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                                         /s/ Sheila Winnowski
                                         ---------------------
                                            Spouse of Optionee


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